UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: December 2, 2008
(Date of earliest event reported)

Lancaster Colony Corporation
(Exact name of registrant as specified in its charter)
Commission file number 000-04065

Ohio (State or other jurisdiction of incorporation or organization)	13-1955943 (I.R.S. Employer Identification No.)

37 West Broad Street Columbus, Ohio (Address of principal executive offices)	43215 (Zip Code)
614-224-7141
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     Lancaster Colony Corporation (“the Company”) has been notified by U.S. Customs and Border Protection that the Company will receive approximately $8.7 million this year in distributions made under the Continued Dumping and Subsidy Offset Act of 2000 (the “CDSOA”). The Company expects to receive the funds later this month. The CDSOA provides for the distribution of certain monies collected under antidumping orders to qualifying domestic producers. Distributions made to the Company relate to certain candles imported from the People’s Republic of China. This marks the eighth year of distributions to the Company under the CDSOA.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lancaster Colony Corporation
(Registrant)

Date: December 3, 2008	By:	/s/ John L. Boylan
John L. Boylan
Treasurer, Vice President, Assistant Secretary, Chief Financial Officer and Director (Principal Financial and Accounting Officer)